Exhibit 99.1

                MEDIA CONTACT:
                Frank G. Hausmann, CEO, President and acting CFO
                CenterSpan Communications Corp.
                frank@centerspan.com
                503.615.3234

CenterSpan Communications Withdraws Appeal of Nasdaq Staff Determination to Delist from Nasdaq National Market

HILLSBORO, Ore., June 18, 2003 — CenterSpan Communications Corporation (Nasdaq: CSCC) today announced that it has withdrawn its appeal of Nasdaq’s decision to delist the Company’s stock from The Nasdaq National Market.  The Company expects that its stock will be delisted from and will cease trading on The Nasdaq National Market.

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